================================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             ROADWAY EXPRESS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         ------------------------------------

     (5) Total fee paid:

         ------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ----------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                      ------------------------

     (3) Filing Party:
                      --------------------------------------------------------

     (4) Date Filed:
                    ----------------------------------------------------------

================================================================================

                              [ROADWAY EXPRESS LOGO]
                              1077 Gorge Boulevard
                               Akron, Ohio 44310
                                  P.O.Box 471
                             Akron, Ohio 44309-0471

                                                              February 21, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Roadway Express, Inc., which will be held on Wednesday, March 26, 1997, at 9:00 a.m. at the Sheraton Suites Hotel, located at 1989 Front Street, Cuyahoga Falls, Ohio.

     At the Annual Meeting, you will be asked to elect seven Directors to the Board of Directors and to approve the appointment of the independent auditors of the Company for the current fiscal year.

     The Company has enclosed a copy of its 1996 Annual Report for the fiscal year ended December 31, 1996 with this notice of annual meeting of shareholders and proxy statement. If you would like another copy of the 1996 Annual Report, please write to the Secretary of the Company at the above address, and you will be sent one.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                            Sincerely,

                                            /s/ MICHAEL W. WICKHAM

                                            MICHAEL W. WICKHAM
                                            President and Chief Executive
                                            Officer

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              [ROADWAY EXPRESS LOGO]
                              1077 Gorge Boulevard
                               Akron, Ohio 44310
                                  P.O.Box 471
                             Akron, Ohio 44309-0471

       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 26, 1997
       ------------------------------------------------------------------

To The Shareholders:

     You are hereby notified that the Annual Meeting of Shareholders of Roadway Express, Inc., a Delaware corporation (the "Company"), will be held Wednesday, March 26, 1997, at 9:00 a.m. at the Sheraton Suites Hotel, located at 1989 Front Street, Cuyahoga Falls, Ohio, for the purpose of:

     1. Electing seven directors to the Board of Directors consisting of Frank
        P. Doyle, Phillip J. Meek, Robert E. Mercer, Carl W. Schafer, William Sword, Sarah Roush Werner and Michael W. Wickham;

     2. Approving the designation of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997; and

     3. Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on February 11, 1997.

     You are invited to attend the meeting, but whether or not you expect to attend in person, please mark, sign, date and return the enclosed proxy in the accompanying postage-paid envelope so that your shares will be represented at the meeting or adjournment thereof.

     If you wish to have your vote treated in a confidential manner, please mark the box "Confidential Vote Requested" on your proxy card.

                                                   JOHN M. GLENN
                                                   Secretary

February 21, 1997

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             ROADWAY EXPRESS, INC.
                              1077 GORGE BOULEVARD
                               AKRON, OHIO 44310
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 26, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Roadway Express, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of shareholders of the Company to be held on March 26, 1997 (the "Annual Meeting"). The Notice of Annual Meeting of Shareholders, this Proxy Statement and related proxy card are being mailed to shareholders on or about February 21, 1997.

     Until January 2, 1996 (the "Distribution Date"), the Company was a wholly-owned subsidiary of Roadway Services, Inc. ("RSI"). Prior to that date, RSI, through its subsidiaries, engaged in the present business of the Company (the "Company's Business") as well as in certain other businesses. On the Distribution Date, RSI separated the Company's Business from its other businesses through a distribution (the "Distribution") to the shareholders of RSI, of approximately 95% of the outstanding shares of common stock of the Company, par value $.01 per share ("Common Stock"), on the basis of one share of Common Stock for every two shares of common stock of RSI held as of the close of business on December 29, 1995. Upon the consummation of the Distribution on January 2, 1996, the Company became a separate, publicly-held company. Contemporaneously with the Distribution, RSI changed its name to Caliber System, Inc.

     Shareholders of record of the Company at the close of business on February 11, 1997, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 20,535,304 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters properly brought before the meeting, including the election of directors.

     Shares can be voted only if the shareholder is present in person or by proxy. The Company has adopted a policy relating to proxy voting and independent tabulation and inspection of elections. The policy provides that the Company will furnish shareholders the opportunity to request confidential treatment of their votes. There is a place on the enclosed proxy card for shareholders to make such an election. If a shareholder so requests confidential treatment, an independent vote tabulator and the independent inspectors of election will keep the shareholder's vote permanently confidential and not disclose the vote to anyone. This policy will be in effect at the Annual Meeting. Confidential treatment will not apply when disclosure is required by law or under certain other limited circumstances.

     You may revoke your proxy at any time prior to the exercise of the powers it confers. The shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in the manner specified on the proxies. If specific choices are not indicated on a properly executed proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Ernst & Young LLP, as independent auditors; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting. The Board of Directors is not aware of any matter to be presented for action at the meeting other than those set forth herein.

     The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for any business to be transacted at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors. The affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving other matters to be acted upon at the Annual Meeting.

     The Board of Directors has designated R. E. Mercer, Director and Chairman;
M. W. Wickham, Director, President and Chief Executive Officer; and J. D. Cunningham, Vice President-Finance and Administration, and Treasurer as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The By-Laws of the Company provide that the Board of Directors shall consist of not less than three members, as fixed by the Board of Directors from time to time. The Board of Directors has fixed the number at seven. At the Annual Meeting, seven Directors are to be elected to hold office until the Company's next annual meeting. The Board of Directors recommends that its seven nominees for Director be elected at the Annual Meeting. All nominees have consented to being named and to serve if elected. If any nominee becomes unavailable for any reason, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend.

DIRECTOR NOMINEES

     Information regarding the nominees to the Board of Directors of the Company is set forth below.

---------------------------------------------------------------------------------------------
                                                   PRESENT POSITIONS, RECENT
             NAME                                 BUSINESS EXPERIENCE AND AGE

---------------------------------------------------------------------------------------------
Frank P. Doyle                    Director of the Company since January 1996. Retired.
                                  Executive Vice President of General Electric Company, a
                                  manufacturing, services and technology company, from 1992
                                  through 1995, and Senior Vice President from 1981 through
                                  1992. Director: Digital Equipment Corporation, The
                                  PaineWebber Group of Mutual Funds and Educational Testing
                                  Services. Age 65.

Phillip J. Meek                   Director of the Company since January 1996. Senior Vice
                                  President, Capital Cities/ABC, Inc., a broadcasting, cable and publishing company, and President of its publishing
                                  group since 1986. Trustee: Ohio Wesleyan University and
                                  chair of its Endowment Committee. Director: Calyx &
                                  Carolla, American Press Institute and United Way of New
                                  York City. Age 59.

Robert E. Mercer                  Chairman of the Board and Director of the Company since
                                  January 1996. Director of RSI from 1989 through the
                                  Distribution Date. Retired Chairman and Chief Executive
                                  Officer of The Goodyear Tire & Rubber Company, a
                                  manufacturer of tires and related products, from 1983
                                  through 1988, and Chairman to March 1989. Director: General
                                  Electric Corporation. Age 72.

Carl W. Schafer                   Director of the Company since January 1996. President of
                                  the Atlantic Foundation, supporting oceanographic research, since 1990. Director: Wainoco Oil Corporation, Evans
                                  Systems, Inc., Electronic Clearing House, Inc.,
                                  Nutraceutix, Inc. and The PaineWebber Group of Mutual
                                  Funds. Financial Vice President and Treasurer of Princeton
                                  University from 1976 through 1987. Age 61.

William Sword                     Director of the Company since January 1996. Director of RSI from 1977 through the Distribution Date. Chairman of the
                                  Board of Wm. Sword & Co. Incorporated, investment bankers, since 1976. General Partner, Morgan Stanley & Co. from 1962 through 1975. Trustee: The Center of Theological Inquiry,
                                  Princeton, NJ. Age 72.

Sarah Roush Werner                Director of the Company since January 1996. Director of RSI from 1970 through the Distribution Date. Private investor,
                                  Marysville, Washington. Age 66.

Michael W. Wickham                Chief Executive Officer of the Company since January 1996.
                                  President of the Company since July 1990. Director of the
                                  Company since 1989. Executive Vice President-Administration and Finance from January 1990 through June 1990. Age 50.

---------------------------------------------------------------------------------------------

COMMITTEES AND DIRECTORS MEETINGS

     The Board of Directors has four standing committees: the Audit Committee, the Nominating Committee, the Compensation Committee and the Executive and Finance Committee. These committees were established in January 1996 in connection with the Distribution.

     The members of the Audit Committee are C. W. Schafer, P. J. Meek, and W. Sword. During 1996, the Audit Committee reviewed the audit plan developed by the Company's independent auditors and the professional services provided by them to assure their independence. Additionally, the Audit Committee reviewed the annual financial statements prepared by management prior to their issuance and met with the independent auditors to review their opinion on the annual financial statements and the results of their audit procedures. The Audit Committee also reviewed, in consultation with the independent auditors and the Company's Director of Internal Audit, the adequacy of the Company's internal controls.

     The members of the Nominating Committee are P. J. Meek, R. E. Mercer, F. P. Doyle, C. W. Schafer, W. Sword and S. R. Werner. Prior to the Distribution, the Board of Directors of RSI selected nominees to be elected Directors of the Company. Written recommendations for nominees to the Board of Directors to be elected at the 1998 annual meeting of shareholders (the "1998 Meeting") will be considered by the Nominating Committee if such recommendations are received in accordance with the Company's By-Laws by the Secretary of the Company at its principal offices at least 70 days prior to the 1998 Meeting or, if the Company does not make a public announcement of the date of the 1998 Meeting at least 80 days prior to such meeting, not later than ten days after the actual public announcement of the 1998 Meeting.

     The members of the Compensation Committee are F. P. Doyle, C. W. Schafer and P. J. Meek. The Compensation Committee recommends compensation for executive officers of the Company.

     The members of the Executive and Finance Committee are W. Sword, R. E. Mercer, F. P. Doyle and M. W. Wickham. The Executive and Finance Committee approves the capital budget and other financial matters and may act for the Board of Directors in the interim period between its regular meetings.

     The Board of Directors held thirteen meetings in fiscal 1996. Four meetings of the Board of Directors held in May and June, however, were treated as a single meeting for purposes of payment of attendance fees. The Compensation Committee and the Audit Committee each met twice, and the Executive and Finance Committee met four times. All of the Directors attended at least seventy-five percent of the total meetings held by the Board of Directors and by the committees on which they served in 1996.

DIRECTOR COMPENSATION

     During 1996, each nonemployee Director of the Company, except the chairman, was paid an annual retainer of $18,000 plus (a) an annual retainer of $4,000 for each committee membership and (b) an additional sum of $1,500 for each meeting of the Board of Directors or a committee. The chairmen of the Audit, Compensation, Executive and Finance and Nominating Committees were each paid an additional annual retainer of $2,000. Each Director of the Company, except for the chairman, received an annual retainer of 100 shares of Common Stock. Chairman Mercer received an annual retainer of 1,000 shares of Common Stock together with the same attendance fees for committee and Board of Directors meetings that were paid to other members.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of February 14, 1997 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the Common Stock and the beneficial ownership of Common Stock by each of the Director nominees and each of the executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group. Except as otherwise noted, the information with respect to beneficial ownership has been furnished by the respective Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

----------------------------------------------------------------------------------------------
                                                                     PERCENTAGE OF SHARES OF
                                         AMOUNT AND NATURE OF                 COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP        STOCK BENEFICIALLY OWNED
----------------------------------------------------------------------------------------------
Sarah Roush Werner
  P. O. Box 611                              1,709,101(a)                     8.32%
  Marysville, Washington 98270

The GAR Foundation
  Robert W. Briggs and National City         1,149,228                        5.60%
  Bank, Northeast, Trustees
  One Cascade Plaza
  Akron, Ohio 44308

G. James Roush
  P. O. Box 3123                             1,048,672(b)                     5.11%
  Bellevue, Washington 98009

FMR Corp.
  82 Devonshire Street                       1,746,590(c)                     8.51%
  Boston, Massachusetts 02109

Roadway Express, Inc. 401(k) Stock
  Savings Plan                               3,910,902(d)                    19.04%
  Key Trust Company of Ohio,
  National
  Association, Trustee

Frank P. Doyle                                     100                           *

Phillip J. Meek                                  6,100                           *

Robert E. Mercer                                 2,809                           *

Carl W. Schafer                                    600                           *

William Sword                                    1,093                           *

Michael W. Wickham                              45,371(e)(f)(g)                  *

J. Dawson Cunningham                            26,714(e)(f)(g)                  *

Louis J. Esposito                               22,155(e)(f)                     *

John M. Glenn                                   14,532(e)(f)(g)(h)               *

James D. Staley                                 26,243(e)(f)                     *

All Directors and executive officers
  as a group (11 persons)                    1,844,116(a)(e)(f)(g)(h)         8.98%
----------------------------------------------------------------------------------------------
<fn.
* Less than one percent.

(a) Includes 56,840 shares as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(b) Includes 8,511 shares for William Roush, a minor; 8,511 shares for Molly
    Roush, a minor; and 31,650 for Cynthia Roush, as to all of which Mr. Roush disclaims beneficial ownership.

(c) According to the Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 1997, jointly filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, Mr. Johnson and Ms. Johnson are respectively the Chairman and a Director of FMR Corp., a parent holding company, and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that the 1,746,590 shares of Common Stock shown as beneficially owned by FMR Corp., Mr. Johnson and Ms. Johnson as of December 31, 1996 consist of (i) 1,730,090 shares which are beneficially owned by Fidelity Management & Research Company ("Fidelity"), a registered investment adviser and wholly-owned subsidiary of FMR corp., as a result of acting as investment adviser to various registered investment companies that own such shares (the "Fidelity Funds"); and (ii) 16,500 shares which are beneficially owned by Fidelity Management Trust Company ("Fidelity Trust"), a bank and a wholly-owned subsidiary of FMR Corp., as a result of serving as investment manager for certain institutional accounts. According to the Schedule 13G, (a) each of FMR Corp., Mr. Johnson and the Fidelity Funds has sole investment power, but neither FMR Corp. nor Mr. Johnson has sole voting power, over the shares owned by the Fidelity Funds; and (b) each of FMR Corp. and Mr. Johnson has sole voting and investment power over all 16,500 shares of Common Stock owned by the institutional accounts managed by Fidelity Trust.

(d) Pursuant to the terms of the Roadway Express, Inc. 401(k) Stock Savings Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s), and shares for which no direction is received by the trustee. The trustee must vote the shares as directed.

(e) Includes shares held pursuant to the Roadway Express, Inc. 401(k) Stock Savings Plan, as of December 31, 1996, as follows: Mr. Wickham, 11,321 shares; Mr. Cunningham, 3,832 shares; Mr. Esposito, 7,296 shares; Mr. Glenn, 2,060 shares; Mr. Staley, 6,676 ; and all executive officers as a group, 31,185 shares.

(f) Includes shares of incentive stock granted under the Roadway Express, Inc. Management Incentive Stock Plan, as of December 31, 1996, as follows: Mr. Wickham, 23,600 shares; Mr. Cunningham, 16,800 shares; Mr. Esposito, 12,000 shares; Mr. Glenn, 9,200 shares; Mr. Staley, 16,800 shares; and all executive officers as a group, 78,400 shares.

(g) Includes shares held by family members as to which beneficial ownership is disclaimed, as follows: Mr. Wickham, 10,350 shares; Mr. Cunningham, 1,000 shares; Mr. Glenn, 500 shares; and all executive officers as a group, 11,850 shares.

(h) Includes 500 shares held by Mr. Glenn in an individual retirement account.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Phillip J. Meek purchased 1,000 shares of Common Stock on January 10, 1996, a transaction reportable to the Securities and Exchange Commission under Section 16(a) of the Exchange Act. Although a Form 4 was filed, it did not reflect the purchase due to an administrative oversight by the Company. An amended Form 4 was filed in March 1996 to reflect the purchase.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning annual compensation for services rendered to the Company for 1994, 1995 and 1996 by those persons who were the chief executive officer and the other four most highly compensated executive officers of the Company during 1996 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------
                                                         ANNUAL COMPENSATION
                                                -------------------------------------
                                                                       OTHER ANNUAL        ALL OTHER
     NAMES AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     COMPENSATION(B)   COMPENSATION(C)
-------------------------------------------------------------------------------------------------------
M.W. Wickham                             1996   $270,000   $ 45,264       $ 3,540           $19,970
  Director, President and                1995    267,923         --                          50,633
  Chief Executive Officer                1994    253,038    364,479                          46,970

J.D. Cunningham                          1996   $186,000   $ 22,934       $ 2,520           $14,391
  Vice President-Finance and             1995    184,569         --                          28,661
  Administration, and Treasurer          1994    178,615    182,239                          27,320

L.J. Esposito                            1996   $163,000   $ 22,934       $ 1,800           $73,980
  Vice President-Sales                   1995    161,746         --                          12,785
                                         1994    156,785    168,065                          12,465

J.M. Glenn(a)                            1996   $170,000   $ 21,003       $ 1,380           $ 6,181
  Vice President-General Counsel         1995    170,000     46,878                          21,511
  and Secretary                          1994    170,000    134,467                          21,369

J.D. Staley                              1996   $186,000   $ 25,952       $ 2,520           $12,796
  Vice President-Operations              1995    184,569         --                          25,076
                                         1994    178,615    207,550                          23,453
-------------------------------------------------------------------------------------------------------

(a) Mr. Glenn served as Vice President and General Counsel of RSI during 1994 and 1995, and the compensation shown for such period was paid by RSI.

(b) Reflects cash dividends paid on incentive stock awarded under the Roadway Express, Inc. Management Incentive Stock Plan.

(c) Reflects for 1996 (i) dividend equivalents earned on stock credits awarded under the Roadway Services, Inc. Long-Term Stock Award Incentive Plan and predecessor plans (Mr. Wickham, $12,720; Mr. Cunningham, $7,141; Mr. Esposito, $2,364; Mr. Glenn, $6,181; and Mr. Staley, $4,132); (ii) Company matching contributions under the Roadway Express, Inc. 401(k) Stock Savings Plan, a voluntary contributory defined contribution employee benefit plan ($6,750 for each of the Named Officers except Mr. Glenn, who had no contributions for 1996); (iii) insurance premiums paid by the Company (Mr. Wickham, $500; Mr. Cunningham, $500; Mr. Esposito, $346; and Mr. Staley, $414); (iv)tax preparation and estate planning services provided (Mr. Staley, $1,500); and (v) moving and relocation expenses paid by the Company (Mr. Esposito, $64,520).

LONG-TERM INCENTIVE PLANS

     The following table sets forth information concerning long-term incentive plans pursuant to which the Named Officers received awards for 1996. The table reflects incentive shares awarded under the Roadway Express, Inc. Management Incentive Stock Plan (the "Management Incentive Stock Plan").

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------
                                                            NUMBER OF SHARES,
                                                                UNITS OR
                                                              OTHER RIGHTS             MINIMUM PERIOD
                     NAME                       YEAR   (INCENTIVE STOCK AWARDS)(A)   UNTIL MATURATION(B)
--------------------------------------------------------------------------------------------------------
M.W. Wickham                                    1996              23,600               December 31, 1997
  Director, President and Chief Executive
  Officer

J.D. Cunningham                                 1996              16,800               December 31, 1997
  Vice President-Finance and Administration,
  and Treasurer

L.J. Esposito                                   1996              12,000               December 31, 1997
  Vice President-Sales

J.M. Glenn                                      1996               9,200               December 31, 1997
  Vice President-General Counsel and Secretary

J.D. Staley                                     1996              16,800               December 31, 1997
  Vice President-Operations
--------------------------------------------------------------------------------------------------------

(a) The shares of incentive stock granted under the Management Incentive Stock Plan entitle the executive to all of the rights of a shareholder generally, including the right to vote such shares and receive any dividends that may be paid thereon. Such shares, however, are subject to a substantial risk of forfeiture. The restrictions will lapse after the occurrence of all of the following: (i) the attainment of certain management objectives based upon stock appreciation, including a minimum share price corresponding to a particular grant of incentive stock below which all shares of incentive stock corresponding to such grant shall be forfeited; (ii) the executive officer's attainment of the age of 55 provided the executive officer has remained in the continuous employ of the Company or one of its subsidiaries; and (iii) such other terms and conditions as the Compensation Committee may determine. Such restrictions will also lapse in the event certain change in control events occur.

(b) Subject to the attainment of a target stock price established by the Compensation Committee, these awards may vest at an earlier period, but not before one year from the date of grant. Such vested awards are still subject to the restrictions of forfeiture in (a)(ii) and (iii) above.

ROADWAY EXPRESS, INC. PENSION PLAN

     The following table shows estimated annual pension benefits payable as retirement benefits to the Named Officers.

                               PENSION PLAN TABLE

                                    YEARS OF SERVICE
                     -----------------------------------------------
    REMUNERATION     15 YEARS     20 YEARS     25 YEARS     30 YEARS
    ----------------------------------------------------------------
      $200,000       $ 46,688     $ 62,250     $ 77,813     $ 93,375

       300,000         69,188       92,250      115,313      138,375

       400,000         91,688      122,250      152,813      183,375

       500,000        114,188      152,250      190,313      228,375

       600,000        136,688      182,250      227,813      273,375
    ----------------------------------------------------------------

     The Roadway Express, Inc. Pension Plan (the "Pension Plan") is a noncontributory qualified defined benefit plan. The Pension Plan provides annual retirement benefits after normal retirement at age 65 equal to the greater of
(a) 2% of the final 240 consecutive months average compensation at or below $45,000 times total years of service not to exceed 30, or (b) 1 3/4% of the final 240 consecutive months average compensation up to $45,000 and 1 1/2% of the final 240 consecutive months average compensation in excess of $45,000 times total years of service not to exceed 30. Benefits under the Pension Plan are not subject to reductions for Social Security benefits or other offset amounts.

     Benefits are payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the Named Officers, annual compensation represents the sum of the amounts shown for 1996 in the Salary, Bonus and Other Annual Compensation columns of the Summary Compensation Table.

     The credited years of service and the estimated final 20 year average compensation under the Pension Plan for the Named Officers are: Mr. Wickham, 28 1/2 years and $306,507; Mr. Cunningham, 11 1/2 years and $205,284; Mr.
Esposito, 25 1/2 years and $169,240; Mr. Glenn, 9 1/2 years and $241,428; and Mr. Staley, 25 1/2 years and $191,712.

     Federal law places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans. Since the Company believes the retirement income objectives of the Company's pension plans are appropriate for all eligible participants, it has adopted a non-qualified
Section 415 Excess Plan and a nonqualified Section 401(a)(17) Benefit Plan (collectively, the "Excess Plans") providing for the payment from general funds of the benefits which would be lost by plan participants as a result of present or future Internal Revenue Code provisions limiting the benefits payable or the compensation taken into account. Upon the retirement or death of a participant under either of the Excess Plans, the supplemental retirement benefit payable with respect to such participant will be determined under the pension formula set forth above, but without the limitations set forth in the Internal Revenue Code described above.

1996 EXECUTIVE COMPENSATION REPORT

     The Compensation Committee is composed of three nonemployee members of the Board of Directors. The Compensation Committee is responsible for establishing basic principles related to the compensation programs of the Company and for providing oversight for compensation programs for executive officers. The Compensation Committee met twice during the period between the Distribution and the end of the fiscal year. Actions regarding compensation for 1996 were approved by the Compensation Committee of RSI prior to Distribution and were consistent with principles established by the Compensation Committee of RSI applicable to RSI. Such actions were also approved by the Board of Directors of the Company prior to the Distribution.

     Base Salaries: The Company's compensation philosophy was to set base compensation for officers (including the chief executive officer) below market, but to provide potentially rewarding incentives tied to financial performance. Using compensation data obtained from Towers Perrin, a well-known compensation consultant, that drew upon both industry comparisons and corporations of comparable size in other industries, salaries were set for each position based on the range of data provided.

     Within the ranges of data provided, evaluations of all officers, except for Messrs. Wickham and Glenn, were made by the Company's chief executive officer and the Board of Directors, which were approved by RSI. In Mr. Wickham's case, however, a separate evaluation was also made by the chief executive officer of RSI. In reviewing Mr. Wickham's total compensation, RSI took into account the same compensation survey data for comparable companies as well as the Company's financial performance. In the case of Mr. Glenn, RSI set his compensation package as its then Vice President and General Counsel using the same considerations, data and methodology as described, which was then adopted by the Company after some adjustment for purposes of pay equity.

     Cash Incentive Compensation: A cash incentive plan for the year was established for officers (including the chief executive officer) through the use of an incentive pool. The pool was derived through a formula that applied 3.35% of an internal operating income figure after making allowance for a reserve for dividends and/or increase in shareholders' equity. The pool could be decreased or increased, as the case may be, if goals for on-time service, revenue quota attainment and customer satisfaction were missed or exceeded for the year. Points were assigned in proportion to salaries to determine participation of those eligible.

     Management Incentive Stock Plan: A restricted stock plan was adopted and approved by shareholders of RSI in 1995 for upper management participants. Pursuant to the Management Incentive Stock Plan, grants of an aggregate of 128,000 shares of Common Stock were made to 63 key employees for a two-year period commencing in 1996. A complete description of the Management Incentive Stock Plan was provided to shareholders of RSI in a proxy statement distributed to such shareholders in connection with the Distribution. Awards of stock, although effective as of the first of the year, are subject to lapse and forfeiture if a number of conditions are not satisfied. The conditions include attainment of certain objectives for appreciation in market price of the Common Stock, vesting requirements, and such others as the Compensation Committee may determine.

     This report on 1996 executive compensation shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities and Exchange Commission or Section 18 of the Exchange Act.

     This report is submitted on behalf of the Board of Directors.

R. E. MERCER; F. P. DOYLE; J. P. MEEK; C. W. SCHAFER; W. SWORD, S. R. WERNER;
M. W. WICKHAM

                               PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total shareholder return on the Common Stock with the S&P Composite 500 Stock Index and the S&P Trucking Index, respectively, for the period commencing January 2, 1996 (the initial trading date for the Common Stock) through December 31, 1996. The graph assumes that the value of the investment in the Common Stock and each index was $100 at January 2, 1996, and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the Common Stock.

                        COMPARISON OF SHAREHOLDER RETURN
        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)           ROADWAY EXPRESS         S&P 500          S&P TRUCKING
JANUARY 2, 1996                                    100                 100                 100
DECEMBER 31, 1996                                  115                 123                  75

                                                ROADWAY EXPRESS   S&P 500   S&P TRUCKING
                                                ---------------   -------   ------------
            January 2, 1996                          $ 100         $ 100        $100
            December 31, 1996                        $ 115         $ 123        $ 75

                      DESIGNATION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     A proposal will be presented at the meeting to ratify the designation of Ernst & Young LLP as the independent auditors of the Company for 1997. Ernst & Young LLP has been the independent auditors of the Company since 1951, including the period from 1982 to the Distribution Date when the Company was a wholly-owned subsidiary of RSI. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Your Board of Directors recommends a vote FOR this Proposal.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 1998 Annual Meeting must be received in writing by the Company at its principal offices by October 24, 1997, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals must comply with federal securities regulations and Delaware law.

                              COST OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

                                          JOHN M. GLENN
                                          Secretary
February 21, 1997

                             ROADWAY EXPRESS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

                                                                              FOR     WITHHELD   FOR ALL
                                                                              ALL        ALL      EXCEPT
                                                                              [ ]        [ ]       [ ]

1. Election of Directors
   Director Nominees:
   --------------
   Frank P. Doyle, Phillip J. Meek, Robert E. Mercer, Carl W. Schafer,
   William Sword, Sarah Roush Werner and Michael W. Wickham                   ----------------------------------
                                                                              Nominee Exception

                                                                              FOR      WITHHELD
                                                                              ALL        ALL     ABSTAIN
                                                                              [ ]        [ ]       [ ]

2. Ratification of Ernst & Young LLP as independent auditors


                                                                           DIRECTORS RECOMMEND VOTES FOR PROPOSAL 2.



                                            CONFIDENTIAL VOTE REQUESTED     YES
                                                                            [ ]

                                            Date                         , 1997
                                                 ------------------------

                                            -----------------------------------
                                            Signature(s)

                                            -----------------------------------
                                            Signature(s)

                                            Note: Please sign exactly as
                                            name appears hereon. Joint
                                            owners should each sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or
                                            guardian, please give full
                                            title as such. Please, mark,
                                            sign, date and return the
                                            proxy promptly in the enclosed
                                            postage paid envelope.



 ................................................................................

                              FOLD AND DETACH HERE

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

PROXY                                                                      PROXY

                             ROADWAY EXPRESS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
     THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MARCH 26, 1997.

The undersigned hereby appoints R. E. Mercer, M. W. Wickham and J. D. Cunningham, or any of them or their substitutes, as Proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote all the shares of common stock of Roadway Express, Inc. held of record by the undersigned at the close of business on February 11, 1997, at the Annual Meeting of Stockholders to be held at the Sheraton Suites Hotel, located at 1989 Front Street, Cuyahoga Falls, Ohio, on Wednesday, March 26, 1997, at 9:00 a.m., and at any adjournments or postponements thereof, in their discretion, the Proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees listed and FOR the ratification of independent auditors for 1997.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

 ...............................................................................

                              FOLD AND DETACH HERE

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                             ROADWAY EXPRESS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [X]

                                                                                FOR    WITHHELD    FOR ALL
                                                                                ALL       ALL       EXCEPT
                                                                              [ ]        [ ]         [ ]
1. Election of Directors
   Director Nominees:
   --------------
   Frank P. Doyle, Phillip J. Meek, Robert E. Mercer, Carl W. Schafer,
   William Sword, Sarah Roush Werner and Michael W. Wickham                   --------------------------------------
                                                                              Nominee Exception

                                                                                FOR    WITHHELD
                                                                                ALL       ALL    ABSTAIN
                                                                              [ ]        [ ]         [ ]

2. Ratification of Ernst & Young LLP as independent auditors

                                                                           DIRECTORS RECOMMEND VOTES FOR PROPOSAL 2.


                                       CONFIDENTIAL VOTE REQUESTED     YES
                                                                       [ ]

                                       Date:                              , 1997
                                            ------------------------------

                                       ------------------------------
                                       Signature(s)

                                       ------------------------------
                                       Signature(s)

                                       Note: Please sign exactly as
                                       name appears hereon. Joint
                                       owners should each sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or
                                       guardian, please give full
                                       title as such. Please, mark,
                                       sign, date and return the
                                       proxy promptly in the enclosed
                                       postage paid envelope.


 ................................................................................

                              FOLD AND DETACH HERE

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

PROXY                                                                      PROXY

                             ROADWAY EXPRESS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
     THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MARCH 26, 1997.

To Key Trust Company of Ohio, N.A., Trustee of the Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan"): The undersigned, a participant in the Plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Roadway Express, Inc. credited to the undersigned's account under the Plan on the record date ("allocated shares"); and (b) the proportionate number of common shares of Roadway Express, Inc. allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions ("non-directed shares") and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions. Under the Plan, shares allocated to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction card are voted by the Trustee as directed by the participants who timely tender a signed voting instruction card. By completing this Confidential Voting Instruction Card and returning it to the Trustee, you are authorizing the Trustee to vote allocated shares and a proportionate amount of the non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the non-directed shares differently from the allocated shares may do so by requesting a separate voting instruction card from the Trustee at 1-800-991-8947.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

 ...............................................................................

                              FOLD AND DETACH HERE

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
 YOU ARE ENCOURAGED TO HAVE YOUR VOTE SUBMITTED NO LATER THAN MARCH 24, 1997 TO
                     ALLOW SUFFICIENT TIME FOR TABULATION.